UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2011, CryoPort, Inc. (the “Company”) named Mark Englehart, 53, as the Company’s Chief Commercial Officer. Mr. Englehart has more than 30 years of marketing, sales and product commercialization experience in the pharmaceutical, biotechnology and contract research organization industries. Prior to joining the Company, Mr. Englehart was the Chief Executive Officer of Cogent Performance Management, which he co-founded in September 2009. Cogent is a clinical development outsourcing management and consulting business which provides services, such as service provider evaluation and selection, performance management, budgeting, and related services and technology to pharmaceutical and biotechnology companies. During 2009, Mr. Englehart was the Vice President of Global Sales and Marketing for Esoterix Clinical Trials Services, and from 2007 to 2008 he was Senior Vice President and General Manager of Clinical Informatics, Logistics and Diagnostics for Reliance Clinical Research Services. From 2003 to 2007, Mr. Englehart served as Vice President of Global Sales, Marketing and Project Management for Quest Diagnostics Clinical Trials. Mr. Englehart’s experience also includes positions with Covance, Inc., the Pharmaceutical Products Division of Abbott Laboratories and Bayer Corporation.

Mr. Englehart will be paid an annual base salary of $225,000 and he will be eligible for an incentive bonus targeted at 30% of his annual base salary. Additionally, on April 4, 2011, Mr. Englehart was granted (i) an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.50 per share, which was the closing price of the Company’s common stock on April 4, 2011, subject to vesting over four years beginning six months after continuous employment and thereafter vesting in equal six-month installments, and (ii) an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.50 per share that will fully vest when the Company achieves six-months of sustainable positive cash flow from operations. In the event that Mr. Englehart’s employment with the Company is terminated as a result of a “change of control”, as will be defined in Mr. Englehart’s stock option agreement, he will be entitled to receive a severance payment equal to six months of his base salary and the unvested portion of his stock option grants shall immediately vest in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: April 7, 2011

By: /s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman